Exhibit 32.03

CERTIFICATION PURSUANT TO 18 U.S.C.
SECTION 1350, AS ADOPTED
PURSUANT TO SECTION 906 OF THE
SARBANES-OXLEY ACT OF 2002

In connection with the GoRemote Internet Communications, Inc. Amendment No. 1 to Quarterly Report on Form 10-Q for the quarterly period ended April 30, 2005, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Tom Thimot, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge based on a review of the Report: (1) the Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and (2) the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company for the period covered by the Report.

Date: September 26, 2005	By:	/s/ TOM THIMOT
Tom Thimot
President & Chief Executive Officer

A signed original of this written statement required by Section 906 has been provided to GoRemote and will be retained by GoRemote and furnished to the Securities and Exchange Commission or its staff upon request.